                                                              EXHIBIT (d)(27)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                               MAXIMUM OPERATING EXPENSE LIMIT
                                           (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                           ---------------------------------------
         NAME OF FUND                   Class A   Class B   Class C   Class I   Class Q
         ------------                   -------   -------   -------   -------   -------
ING Convertible Fund                     1.60%     2.25%     2.25%      N/A      1.50%
Initial Term Expires May 31, 2004

ING Equity and Bond Fund                 1.60%     2.25%     2.25%      N/A      1.50%
Initial Term Expires May 31, 2004

ING Large Company Value Fund             2.75%     3.50%     3.50%      N/A      2.75%
Initial Term Expires May 31, 2004

ING LargeCap Growth Fund                 1.45%     2.10%     2.10%     1.10%     1.35%
Initial Term Expires May 31, 2004

ING MidCap Opportunities Fund*           1.50%     2.20%     2.20%     1.20%     1.35%
Initial Term Expires January 1, 2004

ING MidCap Value Fund                    1.75%     2.50%     2.50%     1.50%     1.75%
Initial Term Expires May 31, 2004

ING SmallCap Value Fund                  1.75%     2.50%     2.50%     1.50%     1.75%
Initial Term Expires May 31, 2004

ING Tax Efficient Equity Fund            1.45%     2.20%     2.20%      N/A       N/A
Initial Term Expires May 31, 2004

                                                                            ____
                                                                              HE

*BEGINNING JANUARY 1, 2004, THE EXPENSE LIMITS FOR ING MIDCAP OPPORTUNITIES FUND WILL BE AS FOLLOWS:

                                        CLASS A   CLASS B   CLASS C   CLASS I   CLASS Q
                                        -------   -------   -------   -------   -------
ING MIDCAP OPPORTUNITIES FUND*           1.75%     2.45%     2.45%     1.45%     1.60%
INITIAL TERM EXPIRES MAY 31, 2004